BRI OP LIMITED PARTNERSHIP
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210


                               AMENDMENT NO. 4 OF
                              AMENDED AND RESTATED
                              1992 CREDIT AGREEMENT

                                            As of July 16, 1996

  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Real Estate Division

  MELLON BANK, N.A.
  1735 Market Street
  Philadelphia, Pennsylvania  19103
  Attn:  Real Estate Finance

  Ladies and Gentlemen:

        Each of BRI OP Limited Partnership, a Delaware limited partnership (the "Borrower") and Berkshire Realty Company Inc. (the "REIT"), and the undersigned BRI Benchmark Limited Partnership, a Texas limited partnership and BRI Commons Limited Partnership, a Texas limited partnership, hereby agrees with each of you as follows:

  1. Reference to Credit Agreement and Definitions. Reference is made to the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995, as amended by Amendment No. 1 thereof dated as of March 1, 1996, by Amendment No. 2 thereof dated as of March 1, 1996 and by Amendment No. 3 thereof dated as of June 26, 1996 (the "Credit Agreement"), among the Borrower, Berkshire Realty Company, Inc., certain Guarantors named therein and each of you. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given to them in the Credit Agreement.

  2. Request for Amendment. The Borrower has advised you that it has agreed to provide you with additional collateral for the Obligations and has agreed to make appropriate revisions to the Credit Agreement.

  3. Amendment. On the basis of the representations and warranties of the Borrower set forth herein, the Credit Agreement is hereby amended as follows:

        3.1. The definition of "Advance Value" in Section 1.1 is amended to read in its entirety as follows:

                    Advance Value. At the relevant time of reference thereto, the sum of (a) for each item of Eligible Real Estate that is multifamily housing included in the Mortgaged Property the product of
        (x) the Appraised Value thereof as most recently determined as provided under 5.2, 5.3(a)(i), 5.3(a)(ii) or 10.6 (except that determinations pursuant to 5.3(a)(ii) shall be applicable to the determination of Advance Value solely for the purpose of 5.4 and 5.5) times (y) 65%, plus (b) for each item of Eligible Real Estate that is retail commercial space included in the Mortgaged Property the product of (x) the Appraised Value thereof as most recently determined as provided under 5.2, 5.3(a)(i), 5.3(a)(ii) or 10.6 (except that determinations pursuant to 5.3(a)(ii) shall be applicable to the determination of Advance Value solely for the purpose of 5.4 and 5.5) times (y) 60%, plus (c) the current value of cash and Eligible Short-term Investments, if any, at the time pledged to the Agent as Collateral pursuant to a Pledge Agreement, plus (d) the J.V. Advance Value then in effect (subject to the limitation provided below in the definition of such term), plus (e) the current value determined in a manner agreed to by the Majority Banks of Collateral accepted by the Majority Banks under clause (vi) of 5.1; provided that if and so long as any Security Document Event of Default shall have occurred and be continuing or if any event described in 12.1(m) shall have occurred with respect to any Security Document, then the Real Estate subject to such Security Document or in the case of a Pledge Agreement the cash, Eligible Short-term Investments or other property subject thereto shall not be included for the purpose of calculating the Advance Value. To the extent that any property referred to in the preceding sentence is encumbered by any lien or encumbrance permitted under 8.2(ii)(B), the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the preceding sentence.

        3.2. Amendment of Schedule 2. The Credit Agreement is amended by amending Schedule 2 thereto to read in its entirety in the form of Schedule 2 attached to this Amendment.

        3.3. Amendment of Schedule 6.22. The Credit Agreement is amended by amending Schedule 6.22 thereto to read in its entirety in the form of
  Schedule 6.22 attached to this Amendment.

  4. Conditions to Effectiveness of Amendment. Acceptance of the foregoing amendments by the Agent on behalf of the Banks shall be subject, without limitation, to the following conditions:

        (a) The Agent shall have received all Eligible Real Estate Qualification Documents with respect to the multifamily apartment projects known as Benchmark Apartments located in Irving, Texas ("Benchmark Apartments") and The Providence Apartments formerly known as Newport Commons located in Dallas, Texas ("Providence Apartments").

        (b) Each of the Banks shall have received the opinion of Scott L. Spelfogel, General Counsel to the Borrower, with respect to this Amendment, the Security Documents for Benchmark Apartments and Providence Apartments as contemplated by subparagraph (a) of this Section 4 and other documents required to be delivered in connection with this Amendment.

        (c) Each of the Banks shall have received the opinion of Jackson & Walker LLP with respect to the Security Documents for Benchmark Apartments and Providence Apartments as contemplated by subparagraph (a) of this Section 4.

        (d) Each of the Banks shall have received a Compliance Certificate dated as of the date hereof demonstrating compliance with each of the covenants calculated therein as of June 30, 1996.

        (e) All proceedings in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Majority Banks and the Agent's Special Counsel, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Majority Banks and the Agent's Special Counsel may reasonably require.

        (f) All action on the part of the REIT, the Borrower and each Subsidiary and Nominee necessary for the valid execution, delivery and performance by each of the REIT, the Borrower and such Subsidiary and Nominee of this Amendment No. 4 and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to each of the Banks. Each of the Banks shall have received from each of the REIT, the Borrower and each applicable Subsidiary and Nominee true copies of its by-laws and the resolutions adopted by its shareholders and board of directors, partners, beneficiaries and trustees, as the case may be, authorizing the transactions described herein, each certified by its clerk, secretary, trustee or authorized partner as of a recent date to be true and complete.

        (g) Each of the Banks shall have received from the REIT, the Borrower and each applicable Subsidiary and Nominee an incumbency certificate, dated as of the effective date of this Amendment No. 4, signed by a duly authorized officer of the REIT or officer, trustee or partner of each applicable Subsidiary and Nominee and giving the name and bearing a specimen signature of each individual who shall be authorized:
              (a) to sign, in the name and on behalf of the REIT, the Borrower and each such Subsidiary and Nominee, each of the Loan Documents to which the REIT, the Borrower or such Subsidiary or Nominee is or is to become a party; (b) to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the REIT or the Borrower under the Loan Documents.

  5. Modification Fees. Upon the execution of this Amendment No. 4, the Borrower agrees to pay the Banks a fee, in accordance with their respective Commitment Percentage, in the amount of three eighths of one percent (3/8%) of the Advance Value of the Benchmark Apartments and Providence Apartments.

  6. Representations and Warranties. In order to induce you to enter into this Amendment, the Borrower hereby represents and warrants that each of the representations and warranties contained in 6 of the Credit Agreement is true and correct on the date hereof, after giving effect to the amendments effected hereby.

  7. Joinder. Pursuant to Section 5A.9 of the Credit Agreement, each of the undersigned BRI Benchmark Limited Partnership and BRI Commons Limited Partnership hereby joins the Credit Agreement as a Guarantor for all purposes, including without limitation agreeing to observe and perform all of the covenants of the Guarantors set forth in Section 5A of the Credit Agreement. Each of BRI Benchmark Limited Partnership and BRI Commons Limited Partnership acknowledges and confirms that all representations with respect to the Guarantors set forth in the Credit Agreement are true with respect to such new Guarantor. Each of the Obligors listed below hereby consents to the joinder of BRI Benchmark Limited Partnership and BRI Commons Limited Partnership.

  8. Advance Value of Eligible Real Estate and Joint Venture Collateral. As of the date hereof, the Borrower and the Majority Banks hereby confirm that the Advance Value of the Eligible Real Estate and the J.V. Advance Value of the Joint Venture Collateral is as follows:

  Eligible Real Estate          Appraised Value          Advance Value

  Banks Crossing          $12,200,000       x .60       $7,320,000
  Crossroads South        $11,100,000       x .60       $6,660,000
  Greentree Square        $  9,500,000      x .60       $5,700,000
  Stoneledge Plantation   $11,200,000       x .65       $7,280,000
  Benchmark Apartments    $  7,700,000      x .65       $5,005,000
  Providence Apartments   $  6,100,000      x .65       $3,965,000

  Joint Venture Collateral      Appraised Value         Advance Value

  Brookwood Village       $13,800,000       x.40        $5,520,000
  Spring Valley
    Partnership           $20,000,000       x.40        $8,000,000


  The Advance Value of the Eligible Real Estate and the J.V. Advance Value of the Joint Venture Collateral is subject to change from time to time in accordance with the terms and provisions of the Credit Agreement, as amended.

  9. Miscellaneous. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, shall be a Loan Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation.


        If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of you and the Borrower when both the Borrower and you shall have one or more copies hereof executed by the Borrower, each of you and each of the Guarantors listed below.

                                      BRI OP LIMITED PARTNERSHIP

                                      By Berkshire Realty Company, Inc.,
                                         its General Partner


                                      By:______________________________
                                           Name:
                                           Title:

                                      BRI BENCHMARK LIMITED PARTNERSHIP

                                      By BRI Southwest Apartments-II, Inc.,
                                        its General Partner


                                      By:______________________________
                                           Name:
                                           Title:

                                      BRI COMMONS LIMITED PARTNERSHIP

                                      By BRI Southwest Apartments-II, Inc.,
                                        its General Partner


                                      By:______________________________

                                           Name:
                                           Title:


  The foregoing Amendment is
  hereby agreed to.

  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent


  By:____________________________
       Name:
       Title:

  MELLON BANK, N.A.



  By:____________________________
       Name:
       Title:

  The foregoing Amendment is
  hereby consented to.

  BERKSHIRE REALTY COMPANY, INC.


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Texas Apartments-II, Inc., its
     General Partner


  By:____________________________
       Name:
       Title:


  BRI RIVER OAKS LIMITED PARTNERSHIP

  By BRI River Oaks-II, Inc., its General
     Partner


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Southwest Apartments-II, Inc.,
     its General Partner


  By:____________________________

       Name:
       Title:

  BRI GREENTREE CORPORATION


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:


                                                                    SCHEDULE 2

                              ELIGIBLE REAL ESTATE

  Name of Facility                Location                     Type

  Banks Crossing              Fayetteville, GA          Shopping Center

  Crossroads South            Jonesboro, GA             Shopping Center

  Greentree Square            Marlton, NJ               Shopping Center

  Stoneledge
     Plantation               Greenville, SC            Multifamily Housing


  Benchmark Apartments        Irving, TX                Multifamily Housing

  The Providence
  Apartments (f/k/a
  Newport Commons)            Dallas, TX                Multifamily Housing






                                  Schedule 6.22
                                SERVICE CONTRACTS


  Greentree Square:

  Fire Alarm System

  National Guardian Fire Alarm
  1816 West Point Pike
  P.O. Box 26
  West Point, PA  19486-0026

  Landscaping
  Exterior Maintenance (1995 season)
  P.O. Box 5843
  Deptford, NJ  08096

  Parking Lot Sweeping
  Advanced Lot Maintenance

  Rubbish Removal
  Five County Carting

  Security
  General Security Systems

  Snow Removal
  Mecouch Bros.


  Banks Crossing Shopping Center:

  Window Washing/Rubbish Removal
  S.K. Scogin
  110 Paces Court
  Fayetteville, GA  30214

  Sweeping
  Sparkling Clean Parking Lot Maintenance
  P.O. Box 41
  Jonesboro, GA  30237-0041


  Landscaping
  Ivey Landscaping
  500 Merroway Court
  Alpharetta, GA  30202

  Exterminating
  Lanier Exterminating
  P.O. Box 127
  Cumming, GA  30130

  Termite Bond
  Arrow Exterminating
  Fayetteville, GA

  HVAC
  Diversified Mechanical
  1755 Red Rose Lane
  Loganville, GA  30149

  Pressure Washing
  J & M Truck Kleen

  Plumbing
  Blanton Plumbing
  1788 Rock Ridge Dr.
  Conyers, GA  30207

  Locksmith
  A H & H Locksmith
  951 Pointe South Parkway
  Jonesboro, GA

  Roof Repair
  West Ga. Roofing
  P.O. Box 767
  Carrollton, GA  30339

  Parking Lot Lights
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Electrical
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Irrigation/Sprinklers
  Sweetwater Irrigation
  P.O. Box 1421
  Norcross, GA  30091

  Asphalt
  Aaron Asphalt
  4455-A Business Park Court
  Lilburn, GA  30147

  Asphalt (repairs)
  Classic Paint & Construction

  Concrete
  Jimmy Kight

  Fire Alarm/Sprinkler Systems
  Cobb Fire & Safety
  3300 Cobb Parkway, 330-17
  Acworth, GA  30101

  Signs
  Maltese Signs
  5785 Peachtree Industrial Boulevard
  Atlanta, GA  30341

  Towing
  Tara Wrecker, Inc.
  8754 Roberts Road
  Jonesboro, GA  30236

  Glass
  The Glass Doctor
  Jonesboro, GA

  Crossroads South Shopping Center:

  Window Washing/Rubbish Removal
  S.K. Scogin
  110 Paces Court
  Fayetteville, GA  30214

  Sweeping
  Sparkling Clean Parking Lot Maintenance
  P.O. Box 41
  Jonesboro, GA  30237

  Landscaping
  Ivey Landscaping
  500 Merroway Court
  Alpharetta, GA  30202

  Exterminating
  Lanier Exterminating
  P.O. Box 127
  Cumming, GA  30130

  Termite Bond
  Arrow Exterminating
  Fayetteville, GA

  HVAC
  Diversified Mechanical
  1755 Red Rose Lane
  Loganville, GA  30249

  Rubbish Removal
  BFI Waste Systems
  P.O. Box 93097
  Atlanta, GA  30377

  Pressure Washing
  J & M Truck Kleen

  Security
  Roc s Protective Service

  Roof Repair
  West Ga. Roofing
  P.O. Box 767
  Carrollton, GA  30117

  Plumbing
  Blanton Plumbing

  Parking Lot Lights
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Electrical
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA

  Locksmith
  A H & H Locksmith
  951 South Pointe Parkway
  Jonesboro, GA

  Irrigation/Sprinklers
  Sweetwater Irrigation
  P.O. Box 1421
  Norcross, GA  30091

  Asphalt
  Aaron Asphalt
  4455-A Business Park Court
  Lilburn, GA  30247

  Asphalt (repairs)
  Classic Paint & Construction

  Concrete
  Jimmy Kight

  Fire Alarm/Sprinkler Systems
  Cobb Fire & Safety
  3300 Cobb Parkway, 330-17
  Acworth, GA  30101

  Signs
  Maltese Signs
  5785 Peachtree Industrial Boulevard
  Atlanta, GA  30341

  Towing
  Tara Wrecker, Inc.
  8754 Roberts Road
  Jonesboro, GA  30236

  Glass
  The Glass Doctor
  Jonesboro, GA

  Stoneledge Plantation Apartments:

  Landscaping
  Sun Landscaping of Greenville, Inc.
  202 Tollgate Road
  Simpsonville, SC  29681

  Waste Removal
  Waste Management of South Carolina
  P.O. Box 5349
  Spartanburg, SC  29303
  Note:  Property is missing TCI Cable contract.

  Benchmark Apartments:

  [Not Available]

  Newport Commons Apartments:

  [Not Available]